Exhibit 99.1

PMV Pharmaceuticals Reports Second Quarter 2026 Financial Results and Corporate Highlights

•
Enrollment of platinum-resistant/refractory ovarian cancer patients for the primary analysis in the Phase 2 monotherapy portion of the PYNNACLE clinical trial completed

•
Rezatapopt NDA submission for platinum-resistant/refractory ovarian cancer planned in first quarter of 2027

•
Cash, cash equivalents, and marketable securities of $79.4 million as of June 30, 2026 providing expected cash runway through second quarter of 2027

PRINCETON, N.J., August 14, 2026 (GLOBE NEWSWIRE) -- PMV Pharmaceuticals, Inc. (“PMV Pharma” or the “Company”; Nasdaq: PMVP), a precision oncology company pioneering the discovery and development of small molecule therapies targeting p53, today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“The PYNNACLE clinical trial continues to progress remarkably well, thanks to the dedication and outstanding execution of the clinical investigators, their teams, and ours,” said David Mack, Ph.D., President and Chief Executive Officer of PMV Pharma. “We anticipate submitting an NDA for accelerated approval of rezatapopt for platinum-resistant/refractory ovarian cancer in the first quarter of 2027.”

PYNNACLE Phase 2 Monotherapy Update:

Enrollment of platinum-resistant/refractory ovarian cancer patients for the primary analysis in the Phase 2 monotherapy portion of the PYNNACLE clinical trial has been completed. The multicenter, single arm, registrational Phase 2 study is assessing rezatapopt as monotherapy at a dose of 2000 mg once-daily in patients with TP53 Y220C advanced solid tumors. PMV Pharma anticipates submitting an NDA for accelerated approval of rezatapopt as a treatment for platinum-resistant/refractory ovarian cancer patients with a TP53 Y220C mutation in the first quarter of 2027.

Second Quarter 2026 Financial Results

PMV Pharma ended the second quarter with $79.4 million in cash, cash equivalents, and marketable securities, compared to $112.9 million as of December 31, 2025. Net cash used in operations was $34.3 million for the six months ended June 30, 2026, compared to $36.6 million for the six months ended June 30, 2025.

•
Net loss for the quarter ended June 30, 2026, was $18.1 million compared to $21.2 million for the quarter ended June 30, 2025. The net loss decrease was primarily due to decreased contract research organization costs and reduced finance support costs.
•
R&D expenses were $14.7 million for the quarter ended June 30, 2026, compared to $18.4 million for the quarter ended June 30, 2025. The decrease in R&D expenses was primarily due to decreased contract research organization costs for the advancement of the rezatapopt program.
•
General and administrative (G&A) expenses were $4.2 million for the quarter ended June 30, 2026, compared to $4.5 million for the quarter ended June 30, 2025. The decrease in G&A expenses was primarily due to reduced personnel expenses and a decrease in finance support costs.

About Rezatapopt

Rezatapopt (PC14586) is a first-in-class, small molecule, p53 reactivator designed to selectively bind to the pocket in the p53 Y220C mutant protein, restoring the wild-type tumor-suppressor function. The U.S. Food and Drug Administration granted Fast Track designation to rezatapopt for the treatment of patients with locally advanced or metastatic solid tumors with a p53 Y220C mutation and Orphan Drug

Designation for the treatment of TP53 Y220C positive ovarian cancer, fallopian tube cancer, and primary peritoneal cancer.

About the PYNNACLE Clinical Trial

The ongoing Phase 1/2 PYNNACLE clinical trial is evaluating rezatapopt in patients with advanced solid tumors harboring a TP53 Y220C mutation. The primary objective of the Phase 1 portion of the clinical trial was to determine the maximum tolerated dose and recommended Phase 2 dose (RP2D) of rezatapopt when administered orally to patients. Safety, tolerability, pharmacokinetics and effects on biomarkers were also assessed. The Phase 2 portion is a registrational, single arm, expansion basket clinical trial comprising five cohorts (ovarian, lung, breast, and endometrial cancers, and other solid tumors) with the primary objective of evaluating the efficacy of rezatapopt at the RP2D in patients with TP53 Y220C advanced solid tumors, conducted across approximately 70 sites.

For more information about the Phase 1/2 PYNNACLE clinical trial, refer to www.clinicaltrials.gov (NCT trial identifier NCT04585750).

About PMV Pharma

PMV Pharma is a precision oncology company pioneering the discovery and development of small molecule therapies targeting p53. TP53 mutations are found in approximately half of all cancers. Our co-founder, Dr. Arnold Levine, established the field of p53 biology when he discovered the p53 protein in 1979. Bringing together leaders in the field to utilize more than four decades of p53 biology, PMV Pharma combines unique biological understanding with a pharmaceutical development focus. PMV Pharma is headquartered in Princeton, New Jersey. For more information, please visit www.pmvpharma.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s future plans or expectations for rezatapopt, including our ability to obtain approval as a treatment option as a monotherapy, expectations regarding timing, enrollment status and success of the Phase 2 portion of the current clinical trial for rezatapopt and filing of a New Drug Application (NDA) for platinum-resistant/refractory ovarian cancer, the benefits of FDA’s grant of Orphan Drug Designation (ODD) for rezatapopt, and the timing and expectations with respect to our projected cash runway. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities, including the successful filing of NDAs, and planned clinical trials, the Company’s ability to execute on its strategy and operate as a clinical stage company, the potential for clinical trials of rezatapopt or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results, maintenance by the Company of ODD status and related benefits for rezatapopt, the Company’s ability to fund operations, and the impact that a global pandemic, other public health emergencies or geopolitical tensions or conflicts may have on the Company’s clinical trials, supply chain, and operations, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2026, and its other filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

PMV Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 12,469	$ 37,983
Marketable securities, current	66,962	74,960
Prepaid expenses and other current assets	1,978	2,284
Total current assets	81,409	115,227
Property and equipment, net	154	237
Right-of-use assets	209	801
Other assets	296	297
Total assets	$ 82,068	$ 116,562
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 2,020	$ 3,155
Accrued expenses	8,331	7,857
Operating lease liabilities, current	217	403
Total current liabilities	10,568	11,415
Operating lease liabilities, noncurrent	—	435
Total liabilities	10,568	11,850
Stockholders’ equity:
Additional paid-in capital	554,160	551,082
Accumulated deficit	(482,578)	(446,454)
Accumulated other comprehensive income (loss)	(82)	84
Total stockholders’ equity	71,500	104,712
Total liabilities and stockholders’ equity	$ 82,068	$ 116,562

PMV Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$14,676	$18,400	$30,006	$35,841
General and administrative	4,205	4,479	7,894	8,600
Total operating expenses	18,881	22,879	37,900	44,441
Loss from operations	(18,881)	(22,879)	(37,900)	(44,441)
Other income (expense):
Interest income, net	788	1,690	1,768	3,625
Other income (expense), net	10	(16)	11	(21)
Total other income	798	1,674	1,779	3,604
Loss before (benefit) for income taxes	(18,083)	(21,205)	(36,121)	(40,837)
Provision (benefit) for income taxes	3	5	3	(2,191)
Net loss	(18,086)	(21,210)	(36,124)	(38,646)
Unrealized (loss) on available for sale investments, net of tax	(67)	(61)	(168)	(123)
Foreign currency translation gain (loss)	—	(2)	2	6
Total other comprehensive loss	(67)	(63)	(166)	(117)
Total comprehensive loss	$(18,153)	$(21,273)	$(36,290)	$(38,763)

Net loss per share -- basic and diluted	$(0.34)	$(0.41)	$(0.68)	$(0.74)
Weighted-average common shares outstanding	53,386,909	52,010,827	53,359,490	51,981,607

Investors Contact:
Tim Smith
Senior Vice President, Head of Corporate Development and Investor Relations
investors@pmvpharma.com

Media Contact:
Kathy Vincent
Greig Communications
kathy@greigcommunications.com